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                                                                    EXHIBIT 11.1
                                                                    ------------


                      THE PMI GROUP,INC. AND SUBSIDIARIES
               COMPUTATION OF RESTATED NET INCOME PER SHARE(1)
              For the Three Months Ended March 31, 2001 and 2000


                                                 Three Months Ended March 31,
                                                 ----------------------------
                                                    2001               2000
                                                 ----------         ---------
                                                (Dollars  in thousands, except
                                                       per share data)

Basis net income per common share:

Net income                                           $  71,531    $  59,990

Average common shares outstanding                       44,325       44,404
                                                     ---------    ---------
          Basic net income per common share:         $    1.61    $    1.36
                                                     =========    =========

Net Income                                           $  71,531    $  59,990
                                                     ---------    ---------
Average common shares outstanding                       44,325       44,404
Net shares to be issued upon exercise of dilutive
  stock option after applying treasury stock method        777          363
                                                     ---------    ---------
Average shares outstanding                              45,102       44,767
                                                     ---------    ---------
Diluted net income per common share                  $    1.59    $    1.34
                                                     =========    =========


(1) Restated to conform with Statement of Financial Accounting No. 128, Earnings per Share.